UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2018

R. R. DONNELLEY & SONS COMPANY

(Exact name of Registrant as Specified in Its Charter)

1-4694	Delaware	36-1004130
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

35 West Wacker Drive, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

(312) 326-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

The previously announced cash tender offers (the “Offers”) by R. R. Donnelley & Sons Company (the “Company”) to purchase up to $430 million in aggregate principal amount (the “Aggregate Maximum Tender Amount”) of the Company’s outstanding 7.625% Senior Notes due 2020 (the “2020 Notes”), 7.875% Senior Notes due 2021 (the “2021 Notes”), 8.875% Debentures due 2021 (the “2021 Debentures”) and 7.000% Senior Notes due 2022 (the “2022 Notes” and, collectively with the 2020 Notes, the 2021 Notes and the 2021 Debentures, the “Securities”) expired at 11:59 p.m., New York City time, on October 18, 2018. As previously disclosed, the Aggregate Maximum Tender Amount had been reached as of 5:00 p.m., New York City time, on October 2, 2018 (the “Early Tender Date”). Accordingly, the Company will not purchase any of the Securities that were tendered after the Early Tender Date and such Securities will be returned to the tendering holders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

R. R. DONNELLEY & SONS COMPANY

By:	/s/ Terry D. Peterson
Terry D. Peterson
Executive Vice President and
Chief Financial Officer

Date: October 19, 2018